                                                                     EXHIBIT 3.2

                                 B Y - L A W S

                                      OF
                          EMPRESS ENTERTAINMENT, INC.
                           (F/K/A LMC LEASING, LTD.)
                                  ----------------


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     SECTION 1. The registered office of the corporation shall be established and maintained at the office of The Corporation Trust Company, in the city of Wilmington, in the County of New Castle, in the State of Delaware. The Corporation Trust Company shall be the registered agent of the corporation. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

                                  ARTICLE II
                                  ----------

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     SECTION 1. All annual meetings of the stockholders shall be held at such place, within or without the State of Delaware, and at such time as may be fixed or designated from time to time by the board of directors and shall be stated in the notice of the meeting. At each annual meeting of stockholders, the stockholders entitled to vote at such meeting shall elect a board of directors and may transact such other corporate business as shall be stated in the notice of the meeting or as may be otherwise properly brought before the meeting.

     Special meetings of stockholders for any purpose may be held at such place, within or without the State of Delaware, and at such time as stated in the notice of the meeting or in a duly executed waiver of notice thereof. The stockholders entitled to vote at any such special meeting may transact any corporate business that is stated in the notice of the meeting or as may be otherwise properly brought before the special meeting.

     SECTION 2. Annual meetings of stockholders, commencing with the year 1995, shall be held on the fourth Wednesday of December, at 10:00 a.m., or such other day and at such other time as shall be designated from time to time by the board of directors and shall be stated in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

     SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 4. At least ten days before every meeting of stockholders, the officer in charge of the stock ledger of the corporation shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares owned by each stockholder as set forth in the stock ledger of the corpora tion. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at a place where the meeting is to be held. The list shall also be made available during the entire meeting and may be inspected by any stockholder who is present.

     SECTION 5. Unless otherwise prescribed by statute or by the certificate of incorporation, special meetings of the stockholders for any purpose or purposes may be called by the chairman of the board, if elected, or the president, and shall be called by the chairman of the board, if elected, the president or the secretary at the request in writing of a majority of the members of the board of directors, or at the request in writing of stockholders owning a majority of the shares of any class of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 6. Written notice of a special meeting shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, and shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting or any other purpose properly brought before such special meeting.

     SECTION 8. Except as otherwise provided by statute or by the certificate of incorporation, the holders of the issued and outstanding shares of stock of the corporation which are entitled to cast a majority of the votes at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. No business may be conducted at any meeting of stockholders unless a quorum is present. If such a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at any such meeting, present in person or represented by proxy, shall have power to adjourn the meeting, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such time at which a quorum shall be present or represented, any business may be transacted at such meeting which might have been transacted at the originally scheduled meeting as if the stockholders had been properly notified of such meeting. If the adjournment of the originally scheduled meeting is for more than thirty days, or if after the adjournment of the originally scheduled meeting a new record date is fixed for the subsequent meeting, a notice of the subsequent meeting shall be given to each stockholder of record entitled to vote at the subsequent meeting.

     SECTION 9. When a quorum is present at any meeting of stockholders, a majority of the votes cast by holders of stock having voting power at such meeting, present in person or represented by proxy, shall decide any question properly brought before such meeting, unless the question is one upon which applicable law or the certificate of incorporation requires a different vote, in which case the vote required by such law or provision shall govern.

     SECTION 10. At every meeting of stockholders, each stockholder shall be entitled to vote in person or by proxy, but no proxy shall be valid longer than three years from its date, unless such proxy specifically provides for a longer survival period.

     SECTION 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to such action.

     SECTION 12. The board of directors, in advance of any meeting of stockholders, may appoint one or more persons to act as inspectors at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting of stockholders may, and on the request of any stockholder entitled to vote at such meeting, shall, appoint one or more inspectors. In case any person appointed as an inspector fails to appear or act as an inspector of such meeting, such vacancy may be filled by the board of directors in advance of the meeting of stockholders or at the meeting of stockholders by the person presiding at such meeting. Each inspector, before performing his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting of stockholders with strict impartiality and according to the best of his ability.

     The inspectors shall determine: the aggregate number of shares outstanding, the voting power of each share, the number of shares represented at the meeting of stockholders, the existence or nonexistence of a quorum, and the validity and effect of proxies. In addition, the inspectors shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results of any vote, and perform any other acts as are proper to conduct an election or vote with fairness to all stockholders. Upon the request of the person presiding at the meeting of stockholders or any stockholder entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge or any question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by the inspectors shall be prima facie evidence of the facts stated therein and of the vote certified by them.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     SECTION 1. The number of directors which shall constitute the entire board of directors shall be not less than five nor more than eleven. The initial board of directors shall consist of eight directors. Thereafter, within the limits specified above, the number of directors may be increased or decreased from time to time pursuant to a resolution of the board of directors or by the stockholders at the annual meeting. Directors shall be elected at the annual meeting of stock holders and each director shall be elected to serve until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders.

     SECTION 2. Vacancies of the board of directors and newly created directorships shall be filled by a majority vote of the members of the board of directors then in office, or by the sole remaining director, as the case may be. If there are no directors remaining in office, then an election of directors may be held in the manner provided by statute or by these by-laws.

     SECTION 3. The corporation shall be managed by and under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts as are not otherwise required by statute, the certificate of incorporation or these by-laws, to be exercised or done by the stockholders. Without limiting the generality of the foregoing, the board of directors is specifically granted the authority to approve the hiring of all employees of the corporation.


                      MEETINGS OF THE BOARD OF DIRECTORS
                      ----------------------------------

     SECTION 4. The board of directors may hold both regular or special meetings within or without the State of Delaware.

     SECTION 5. The first meeting of each newly elected board of directors shall be held at the same place as the annual meeting of stockholders, immediately following the adjournment of such meeting. No notice of such meeting of directors shall be required to be delivered to the newly elected directors in order to legally constitute a meeting, provided a quorum shall be present.

     SECTION 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

     SECTION 7. Special meetings of the board of directors may be called by the chairman of the board, if elected, or the president, either personally or upon the written request of at least two directors, in each case upon three (3) days prior written notice delivered to each director.

     SECTION 8. At all meetings of the board of directors, a majority of the entire board of directors then in office shall constitute a quorum for the transaction of business. No action may be taken at a meeting of the board of directors unless a quorum is present. Except as may be otherwise specifically provided by statute or by the certificate of incorporation, the act of a majority of the directors present at any meeting of directors at which a quorum is present shall constitute the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting without notice other than an announcement at the meeting, until a quorum shall be present.

     SECTION 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or at any committee thereof, may be taken without a meeting if all members of the board of directors or any committee thereof, as the case may be, consent to such action in writing.

     SECTION 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors or any committee thereof, may participate in a meeting of the board of directors or any committee thereof, as the case may be, by means of a telephone conference or similar communication equipment, whereby all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS
                            -----------------------

     SECTION 11. The board of directors may designate one or more committees. Each committee shall consist of one or more of the directors. The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. All committees of the board of directors may only be established by an affirmative vote of the number of directors of the corporation equal to a majority of the entire board of directors.

     Any committee established by the board of directors may exercise all the powers which are set forth in the resolution of the board of directors establishing such committee. Notwithstanding the foregoing, no committee shall have the power or authority to amend the certificate of incorporation; adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets; recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; amend the by-laws of the corporation; or declare a dividend or authorize the issuance of stock.

     SECTION 12. Each committee may keep regular minutes of its meetings and report such minutes to the board of directors, if required.


                           COMPENSATION OF DIRECTORS
                           -------------------------

     SECTION 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The corporation may reimburse the directors for their expenses, if any, incurred by them in connection with attending meetings of the board of directors. No such payment shall prohibit a director from serving in any other capacity with the corporation and receiving compensation therefor from the corporation. Members of committees may be entitled to receive similar compensation and reimbursement of expenses for attending committee meetings.

                             REMOVAL OF DIRECTORS
                             --------------------

     SECTION 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or directors may be removed, with or without cause, by the holders of shares entitled to cast a majority of the votes for the election of directors. A director elected or appointed by the holders of a particular class of stock may be removed only by the vote of the holders of a majority of the shares of such class.

                                  ARTICLE IV
                                  ----------

                                    NOTICES
                                    -------

     SECTION 1. Whenever applicable statutes, the certificate of incorporation or these by-laws requires that notice be given to any director or stockholder, such notice may be given in writing or by mail (addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid), and such notice shall be deemed to be given at the time when it is deposited in the United States mail. Notice to directors may also be given personally in writing or by telegram or facsimile.

     SECTION 2. Whenever any notice is required to be given under applicable statutes, the certificate of incorporation or these by-laws, a written waiver of such notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed sufficient notice pursuant to such applicable statute, the certificate of incorporation or these by-laws.

                                   ARTICLE V
                                   ---------

                                   OFFICERS
                                   --------

     SECTION 1. The officers of the corporation shall be appointed by the board of directors and may consist of a chairman of the board, a president, a vice president, a secretary and a treasurer. The board of directors may also appoint additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws provide otherwise.

     SECTION 2. At the first meeting of each newly elected board of directors held after each annual meeting of stockholders, the board of directors shall choose a president, a treasurer and a secretary, and may choose a chairman of the board, one or more vice presidents one or more assistant secretaries and one or more assistant treasurers. The board of directors may appoint such other officers and agents as it deems necessary or desirable from time to time.

     SECTION 3. The officers of the corporation shall hold office until their successors are chosen and qualified and shall exercise such powers and perform such duties as are granted to them in these by-laws or as is determined from time to time by the board of directors. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of the number of directors equal to a majority of the entire board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

                             CHAIRMAN OF THE BOARD
                             ---------------------

     SECTION 4. The chairman of the board, if elected and serving, shall be the chief executive officer of the corporation and shall supervise and control the business and affairs of the corporation. The chairman shall preside at all meetings of the stockholders and the board of directors. The chairman may sign, with the secretary or any other authorized officer of the corporation, certificates for shares of the corporation, and, when authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments to be entered into by the corporation. The chairman shall also perform such other duties as may be prescribed to him or her from time to time by the board of directors.

                                   PRESIDENT
                                   ---------

     SECTION 5. In the event that a chairman has not been elected, the president shall perform all of the duties of the chairman which are set forth in
Section 4 of this Article V. In the event that a chairman has been elected, the president shall be the chief operating officer of the corporation and, subject to the direction of the chairman, shall supervise and control the operations of the corporation. In the absence of the chairman, the president shall preside at all meetings of the stockholders and the board of directors. In the absence of the chairman or in the event the chairman is unable or unwilling to act, the president shall perform the duties of the chairman set forth in Section 4 of this Article V. The president may sign, with the secretary or any other authorized officer of the corporation, certificates for shares of the corporation, and, when authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments to be entered into by the corporation. The president shall also perform all other duties incident to the office of president and chief operating officer and such other duties as may be prescribed to him or her from time to time by the chairman or the board of directors.

                                VICE PRESIDENTS
                                ---------------

     SECTION 6. In the absence of the president or in the event the president is unable or unwilling to act, the vice president (or if there is more than one vice president, any vice president) shall perform the duties of the president set forth in Section 5 of this Article V, including, without limitation, the duties of the chairman if and as assumed by the president as a result of the chairman's absence or inability or refusal to act. Any vice president may sign, with the secretary or any other authorized officer of the corporation, certificates for shares of the corporation and, when authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments to be entered into by the corporation. Each vice president shall perform such other duties as may be assigned to him or her from time to time by the chairman, the president or the board of directors.

                                   TREASURER
                                   ---------

     SECTION 7. The board of directors may require the treasurer to give a bond to the corporation as security for the faithful discharge of such treasurer's duties in such sum and with such surety or sureties as the board of directors shall determine. The Treasurer shall (a) have charge and custody of, and shall be responsible for, all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (c) deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws; and (d) perform all other duties incident to the office of treasurer and such other duties as may be assigned to him or her from time to time by the chairman, the president, any vice president or the board of directors.

                                   SECRETARY
                                   ---------

     SECTION 8. The secretary shall: (a) keep records of corporate action, including the minutes of meetings of the stockholders and the board of directors, in one or more books maintained for such purpose; (b) see that all notices required to be given pursuant to applicable laws, the certificate of incorporation or these by-laws are properly given; (c) be custodian of the corporate records and of the seal of the corporation and see that, as required by any applicable law, the seal of the corporation is affixed to all certificates of shares of the corporation and to all documents, the execution and delivery of which is properly authorized by the board of directors; (d) keep a register of the post office address of each stockholder; (e) sign, with the chairman, the president or any vice president, certificates for shares of the corporation and, when authorized by the board of directors, any deeds, mortgages, bonds contracts, or other instruments to be entered into by the corporation; (f) maintain and update the stock transfer books of the corporation; and (g) perform all other duties incident to the office of secretary and such other duties as may be assigned to him or her from time to time by the chairman, the president, any vice president or the board of directors.

                           ASSISTANT TREASURERS AND
                             ASSISTANT SECRETARIES
                             ---------------------

     SECTION 9. The board of directors may require an assistant treasurer, if elected, to give a bond to the corporation as security for the faithful discharge of such assistant treasurer's duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries, if any, may sign, with the chairman, the president or any vice president, certificates for shares of the corporation and, when authorized by the board of directors, any deeds, mort gages, bonds, contracts or other instruments to be entered into by the corporation. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chairman, the president, any vice president or the board of directors.

                                   SALARIES
                                   --------

     SECTION 10. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors. No officer of the corporation shall be prevented from receiving a salary from the corporation if such officer is also a director of the corporation.

                                  ARTICLE VI
                                  ----------

                             CERTIFICATE OF STOCK
                             --------------------

     SECTION 1. Every holder of shares of stock of the corporation shall be issued a certificate, signed by the chairman, if elected, the president or any vice president, and the secretary or any assistant secretary, certifying the number of shares owned by such holder of stock in the corporation.

     Certificates may be issued for partly paid shares and, if so issued, the face or back of the certificates issued shall state the total amount of the consideration to be paid for such shares and the amount paid thereon as of the date of the issuance of such certificate.

     If the corporation is authorized to issue more than one class of stock or more than one series of any class of stock, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate issued by the corporation to represent such class or series of stock; provided that, except as otherwise required by applicable laws, in lieu of the foregoing requirements, the corporation may set forth on the face or back of the certificate issued by the corporation to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, a statement setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Any of the signatures on a certificate representing shares of the corporation may be a facsimile signature. If any officer, transfer agent or registrar who has signed a certificate representing shares of the corporation shall have ceased to be an officer, transfer agent or registrar of the corporation before such certificate was issued, such certificate may be issued by the corporation with the same effect as if such person was an officer, transfer agent or registrar of the corporation as of the date such certificate was issued.

                               LOST CERTIFICATES
                               -----------------

     SECTION 3. Upon receipt of an affidavit of a holder of shares of the corporation certifying that such holder's certificate or certificates representing such shares of the corporation have been lost, stolen, or destroyed, the board of directors may direct a new certificate or certificates to be issued to such holder of shares as a replacement certificate for any certificate or certificates alleged to have been lost, stolen or destroyed. In connection with the issuance of any replacement certificate or certificates, the board of directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, as the case may be, to either (a) advertise that such certificate or certificates have been lost, stolen or destroyed, as the case may be, in such a manner as the board of directors may determine, in its sole discretion; and/or (b) give the corporation a bond, in such sum as the board of directors may determined which shall serve as security against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK
                               -----------------

     SECTION 4. Upon the surrender to the corporation or the transfer agent of the corpora tion of a certificate of shares of the corporation duly endorsed for transfer or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation shall issue a new certificate to the person entitled to such new certificate, cancel the old certificate and record the transfer of shares upon its books; provided, however, that the corporation's obligations under this paragraph shall be subject to applicable Federal and state securities laws, other applicable laws, the certificate of incorporation, and any legends and stop transfer instructions set forth on such old certificate.

                              FIXING RECORD DATE
                              ------------------

     SECTION 5. In order for the corporation to determine the stockholders entitled to (a) notice of, or to vote at, any meeting of stockholders or any adjournment thereof; (b) consent to corporate action in writing without a meeting; (c) receive payment of any dividend or other distribution or allotment of any rights; (d) exercise any rights in respect to any change, conversion or exchange of stock; or (e) take any other lawful action, the board of directors may fix a record date in advance of any such action, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action taken or to be taken. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders, shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS
                            -----------------------

     SECTION 6. The corporation shall recognize the person or persons registered on its books as the owner or owners of shares of stock of the corporation to receive dividends, to vote as such owner, and to be held liable for calls and assessments with respect to such shares. The corporation shall not be bound to recognize any claim to, or interest in, the shares of the corporation on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable laws.

                                  ARTICLE VII
                                  -----------

                              GENERAL PROVISIONS
                              ------------------

                                   DIVIDENDS
                                   ---------

     SECTION 1.  Subject to applicable law and the certificate of incorporation,
(a) the board of directors, at any regular or special meeting, may declare dividends upon the capital stock of the corporation; and (b) dividends may be paid in cash, property, or shares of the capital stock of the corporation.

     SECTION 2. Prior to the payment of any dividend, the board of directors may set aside out of any funds of the corporation available for dividends, as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the board of directors determines is in the best interests of the corporation, such sum or sums as the board of directors determines, from time to time, in its sole discretion. The board of directors may modify or abolish any such reserve in the same manner in which it was created.

                               ANNUAL STATEMENT
                               ----------------

     SECTION 3. The board of directors shall present to the stockholders a full and clear statement of the business and condition of the corporation at each annual meeting of stockholders and at any special meeting of the stockholders when called for by vote of the stockholders.

                                     CHECKS
                                     ------

     SECTION 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, person or persons as the board of directors may designate from time to time.

                                  FISCAL YEAR
                                  -----------

     SECTION 5. The fiscal year of the corporation shall be fixed by a resolution of the board of directors.

                                     SEAL
                                     ----

     SECTION 6. The corporate seal of the corporation shall have inscribed thereon the name of the corporation and the words "CORPORATE SEAL DELAWARE". The seal of the corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                INDEMNIFICATION
                                ---------------

     SECTION 7. (a) Indemnification of Officers, Directors, Employees and
                    -----------------------------------------------------
Agents; insurance.  Any person who was or is a party or is threatened to made a
------------------
party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall be indemnified by the corporation against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of
                             ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware, or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

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

     (d) Any indemnification pursuant to paragraphs (a) and (b) of this Section 7 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first two paragraphs of this Section 7. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable (or, even if obtainable a quorum of disinterested directors so directs) by independent legal counsel in written opinion, or by the stockholders.

     (e) Expenses (including attorney's fees) incurred by a director, officer, employee or agent of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 7.

     (f)  The indemnification and advancement of expenses provided by this
Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this Section 7.

     (h) For the purpose of this Section 7, all words and phrases used herein shall have the meanings ascribed to them under Section 145 of the General Corporation Law of the State of Delaware.

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                                 ARTICLE VIII
                                 ------------

                                  AMENDMENTS
                                  ----------

     SECTION 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by (a) the stockholders at any regular meeting of the stockholders or, at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such special meeting; or (b) if such power is granted to the board of directors by the certificate of incorporation, the board of directors, at any meeting of the board of directors. If the power to adopt, amend or repeal by-laws is granted to the board of directors by the certificate of incorporation, such grant shall not divest or limit the power of the stockholders to adopt, amend or repeal the by-laws.

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